UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2006
MAKEMUSIC, INC.
(Exact name of registrant as specified in its charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-26192 (Commission File Number)	41-1716250 (IRS Employer Identification No.)
7615 Golden Triangle Drive, Suite M
Eden Prairie, Minnesota 55344-3848
(Address of Principal Executive Offices) (Zip Code)
(952) 937-9611
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
     On August 1, 2006, MakeMusic, Inc. entered into a Separation Agreement and Release (the “Agreement”) with Alan G. Shuler, which Agreement provides that, effective July 31, 2006, Mr. Shuler’s employment and position as Chief Financial Officer with MakeMusic was terminated. Pursuant to the Agreement, Mr. Shuler will receive a separation payment equal to five months of his base salary, payable in installments over the next five months. In addition, Mr. Shuler will receive a prorated 2006 bonus. Mr. Shuler has agreed to release any and all claims against MakeMusic.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 31, 2006, Alan G. Shuler’s employment as Chief Financial Officer of MakeMusic, Inc. was terminated. See Item 1.01 for a description of the Separation Agreement and Release dated August 1, 2006 between MakeMusic and Mr. Shuler.
     Effective as of July 31, 2006, William R. Wolff, Chief Executive Officer of MakeMusic, will serve as our Acting Chief Financial Officer. In addition, effective as of July 31, 2006, Robert Quast, Corporate Controller, will serve as our principal accounting officer. Mr. Quast joined MakeMusic in June 2005 as our Corporate Controller. From 1999 to 2005, Mr. Quast served as Corporate Controller for Lisec America, Inc. From 1996 to 1999, Mr. Quast was employed in an accounting position for various companies. There are no family relationships between Mr. Quast and MakeMusic. There were no transactions during the last two years and no proposed transactions to which MakeMusic was or is to be a party, in which Mr. Quast had or is to have a direct or indirect material interest.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 2, 2006

MAKEMUSIC, INC.
By /s/ William R. Wolff
William R. Wolff
Chief Executive Officer and Chief Financial Officer